AMENDMENT NO. 19

TO

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS E SHARES

METLIFE INVESTORS DISTRIBUTION COMPANY

AMENDMENT NO. 19 to Amended and Restated Distribution Agreement (“Amendment No. 19”), dated as of April 17, 2013, by and between Met Investors Series Trust (the “Trust”) and MetLife Investors Distribution Company (“MID”).

The Trust and MID agree to modify and amend the Amended and Restated Distribution Agreement relating to Class E Shares dated as of August 30, 2002, as amended on May 1, 2003, November 1, 2003, April 30, 2004, November 3, 2004, May 1, 2005, September 30, 2005, November 1, 2005, December 19, 2005, May 1, 2006, November 1, 2006, November 1, 2007, April 28, 2008, May 1, 2009, April 30, 2010, May 1, 2011, April 30, 2012 and November 2, 2012 (the “Original Agreement” or “Agreement”) as herein provided. All terms used in this Amendment No. 19, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

1. New Portfolio. The Trust hereby authorizes MID to participate in the distribution of Class E Shares of the following new portfolio (“New Portfolio”) on the terms and conditions contained in the Agreement:

Pyramis® Managed Risk Portfolio

2. Effective Date. The effective date of this Amendment No. 19 shall be April 17, 2013 with respect to the New Portfolio.

3. Duration of Agreement. This Agreement shall continue in effect until August 31, 2014 with respect to the New Portfolio and thereafter will continue on a year to year basis with respect to the New Portfolio only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

4. Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which MID is authorized to distribute Class E Shares, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 19 as of the date first above set forth.

MET INVESTORS SERIES TRUST		METLIFE INVESTORS DISTRIBUTION COMPANY

By:	/s/ Elizabeth M. Forget	By:	/s/ Elizabeth M. Forget
Name:	Elizabeth M. Forget	Name:	Elizabeth M. Forget
Title:	President and Trustee	Title:	Executive Vice President

SCHEDULE A

TO

AMENDMENT NO. 19

DISTRIBUTION AGREEMENT

CLASS E SHARES

Portfolios in Original Agreement:

J.P. Morgan Quality Bond Portfolio

J.P. Morgan Small Cap Stock Portfolio (now known as Met/Putnam Capital Opportunities Portfolio)

J.P. Morgan Enhanced Index Portfolio

J.P. Morgan Select Equity Portfolio

J.P. Morgan International Equity Portfolio

Lord Abbett Bond Debenture Portfolio

Lord Abbett Mid Cap Value Portfolio

Lord Abbett Developing Growth Portfolio

Lord Abbett Growth and Income Portfolio (now known as T. Rowe Price Large Cap Value Portfolio)

Lord Abbett Growth Opportunities Portfolio (now known as Morgan Stanley Mid Cap Growth Portfolio)

PIMCO Total Return Portfolio

PIMCO Innovation Portfolio (now known as RCM Technology Portfolio)

MFS Mid Cap Growth Portfolio (now known as T. Rowe Price Mid Cap Growth Portfolio)

MFS® Research International Portfolio

Met/Putnam Research Portfolio

Janus Aggressive Growth Portfolio (now known as ClearBridge Aggressive Growth Portfolio)

Oppenheimer Capital Appreciation Portfolio

Third Avenue Small Cap Value Portfolio

Portfolios Added by Amendment No. 1:

Lord Abbett America’s Value Portfolio

PIMCO Inflation Protected Bond Portfolio

MET/AIM Small Cap Growth Portfolio (now known as Invesco Small Cap Growth Portfolio)

MET/AIM Mid Cap Equity Portfolio

Harris Oakmark International Portfolio

Portfolios Deleted by Amendment No. 1:

J.P. Morgan Enhanced Index Portfolio

J.P. Morgan International Equity Portfolio

Lord Abbett Developing Growth Portfolio

Portfolios Added by Amendment No. 2:

Met/American Growth Portfolio (now known as American Funds® Growth Portfolio)

Met/American Growth-Income Portfolio (now known as American Funds Growth-Income Portfolio)

Met/American International Portfolio (now known as American Funds® International Portfolio)

Met/American Bond Portfolio (now known as JPMorgan Core Bond Portfolio)

Portfolios Added by Amendment No. 3:

Neuberger Berman Real Estate Portfolio (now known as Clarion Global Real Estate Portfolio)

Turner Mid Cap Growth Portfolio

Goldman Sachs Mid Cap Value Portfolio

Portfolios Added by Amendment No. 4:

MetLife Defensive Strategy Portfolio

MetLife Moderate Strategy Portfolio

MetLife Balanced Strategy Portfolio

MetLife Growth Strategy Portfolio

MetLife Aggressive Strategy Portfolio

Portfolio Added by Amendment No. 5:

Van Kampen Comstock Portfolio (now known as Invesco Comstock Portfolio)

Portfolios Deleted by Amendment No. 5:

J.P. Morgan Quality Bond Portfolio

J.P. Morgan Select Equity Portfolio

Portfolios Added by Amendment No. 6:

Cyclical Growth and Income ETF Portfolio (now known as SSgA

Growth and Income ETF Portfolio)

Cyclical Growth ETF Portfolio (now known as SSgA Growth ETF Portfolio)

Portfolio Added by Amendment No. 7:

Legg Mason Value Equity Portfolio

Portfolio Deleted by Amendment No. 7:

Met/Putnam Research Portfolio

Portfolio Added by Amendment No. 8:

Lazard Mid Cap Portfolio (now known as MLA Mid Cap Portfolio)

Portfolio Deleted by Amendment No. 8:

Met/AIM Mid Cap Core Equity Portfolio

Portfolios Added by Amendment No. 9:

Met/AIM Capital Appreciation Portfolio

Batterymarch Growth and Income Portfolio

Batterymarch Mid-Cap Stock Portfolio

Federated High Yield Portfolio (now known as BlackRock High Yield Portfolio)

Loomis Sayles Global Markets Portfolio

Mercury Large-Cap Core Portfolio (now known as BlackRock Large Cap Core Portfolio)

MFS® Emerging Markets Equity Portfolio

MFS Value Portfolio

Pioneer Fund Portfolio

Pioneer Strategic Income Portfolio

Pioneer Mid-Cap Portfolio

Dreman Small Cap Value Portfolio

Janus Capital Appreciation Portfolio

Legg Mason Partners Managed Assets Portfolio

Portfolios Added by Amendment No. 10:

Strategic Growth and Income Portfolio

Strategic Growth Portfolio

Strategic Conservative Growth Portfolio

Portfolio Added by Amendment No. 11:

Rainier Large Cap Equity Portfolio (now known as Jennison Large Cap Equity Portfolio)

Portfolios Added by Amendment No. 12:

Met/Franklin Income Portfolio

Met/Franklin Mutual Shares Portfolio

Met/Templeton Growth Portfolio (now known as Oppenheimer Global Equity Portfolio)

Met/Franklin Templeton Founding Strategy Portfolio

Portfolios Deleted by Amendment No. 12:

MFS Value Portfolio

Batterymarch Mid-Cap Stock Portfolio

Portfolio Added by Amendment No. 13:

Met/Templeton International Bond Portfolio

Portfolios Deleted by Amendment No. 13:

Strategic Growth and Income Portfolio

Strategic Growth Portfolio

Strategic Conservative Growth Portfolio

Legg Mason Partners Managed Assets Portfolio

Met/AIM Capital Appreciation Portfolio

Portfolio Added by Amendment No. 14:

Met/Eaton Vance Floating Rate Portfolio

Portfolios Added by Amendment No. 15:

AllianceBernstein Global Dynamic Allocation Portfolio

AQR Global Risk Balanced Portfolio

BlackRock Global Tactical Strategies Portfolio

Met/Franklin Low Duration Total Return Portfolio

MetLife Balanced Plus Portfolio

Pyramis® Government Income Portfolio

Portfolio Deleted by Amendment No. 15:

Legg Mason Value Equity Portfolio

Portfolio Added by Amendment No. 16:

Invesco Balanced Risk Allocation Portfolio

Portfolios Deleted by Amendment No. 16:

Batterymarch Growth and Income Portfolio

Oppenheimer Capital Appreciation Portfolio

Portfolios Added by Amendment No. 17:

JPMorgan Global Active Allocation Portfolio

Schroders Global Multi-Asset Portfolio

Portfolio Added by Amendment No. 18:

MetLife Multi-Index Targeted Risk Portfolio

Portfolio Added by Amendment No. 19:

Pyramis® Managed Risk Portfolio